Exhibit 99.1

PDS Biotech Announces Expanded Interim Data in PDS0101 Triple Combination Phase 2 Trial Targeting Advanced HPV-Positive Cancers

 66% of HPV 16-positive checkpoint inhibitor refractory patients are alive at median follow up of 16 months

Florham Park, NJ, October 11, 2022 - PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing a growing pipeline of targeted immunotherapies for cancer and infectious disease, today announced expanded interim data in the Phase 2 clinical trial investigating the PDS0101-based triple combination therapy in advanced human papillomavirus (HPV)-positive cancers.  This Phase 2 study is being conducted at the Center for Cancer Research (CCR) at the National Cancer Institute (NCI), one of the Institutes of the National Institutes of Health.  The interim efficacy data from 37 HPV16-positive evaluable patients, including 29 patients in the checkpoint inhibitor (CPI) refractory arm, are consistent with the results presented at ASCO 2022 and affirm the selection of CPI refractory patients as the initial patient population for ongoing clinical development of the triple combination.

The NCI-led Phase 2 clinical trial (NCT04287868) is investigating PDS0101 in combination with two investigational immune-modulating agents – M9241, a tumor-targeting IL-12 (immunocytokine), and bintrafusp alfa, a bifunctional checkpoint inhibitor (PD-L1/ TGF-β) – in recurrent or metastatic HPV-positive cancers in patients who have failed prior therapy.  The triple combination is being studied in CPI-naïve and -refractory patients with advanced HPV-positive anal, cervical, head and neck, vaginal, and vulvar cancers. Both M9241 and bintrafusp alfa are owned by Merck KGaA, Darmstadt, Germany.

Highlights of the expanded interim data are as follows:

•
Survival data: 66% (19/29) of HPV 16-positive CPI refractory patients in the cohort were alive at a median follow up of 16 months.  Historically, this group has a median overall survival of only 3-4 months. [1]

•	Safety profile: 48% (24/50) of patients experienced Grade 3 treatment-related adverse events (AEs), and 4% (2/50) patients experienced Grade 4 AEs. There were no grade 5 treatment-related AEs

Results for HPV 16-positive checkpoint inhibitor naïve patients also continue to appear to be encouraging: 75% (6/8) of CPI naïve patients were alive at a median of 25 months of follow up.  38% (3/8) of responders had a complete response.

“The expanded interim data investigating the PDS0101-based triple combination therapy in advanced HPV-positive cancers continue to appear to show clinical signs of efficacy, durability and safety in an extremely challenging patient population with very few available treatment options,” stated Dr. Frank Bedu-Addo, President and Chief Executive Officer of PDS Biotech. “Importantly, these results affirm the decision to explore this novel combination for the treatment of CPI refractory patients, who have no approved standard of care, and support development of a combination therapy to address the significant unmet need.”

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer and infectious disease immunotherapies based on our proprietary Versamune® and Infectimune™ T cell-activating technology platforms. We believe our targeted Versamune® based candidates have the potential to overcome the limitations of current immunotherapy by inducing large quantities of high-quality, potent polyfunctional tumor specific CD4+ helper and CD8+ killer T cells. To date, our lead Versamune® clinical candidate, PDS0101, has demonstrated the potential to reduce tumors and stabilize disease in combination with approved and investigational therapeutics in patients with a broad range of HPV-positive cancers in multiple Phase 2 clinical trials. Our Infectimune™ based vaccines have also demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T cell responses, including long-lasting memory T cell responses in pre-clinical studies to date. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

About PDS0101

PDS Biotech’s lead candidate, PDS0101, combines the utility of the Versamune® platform with targeted antigens in HPV-positive cancers. In partnership with Merck & Co., PDS Biotech is evaluating a combination of PDS0101 and KEYTRUDA® in a Phase 2 study in first-line treatment of recurrent or metastatic head and neck cancer, and also in second line treatment of recurrent or metastatic head and neck cancer in patients who have failed prior checkpoint inhibitor therapy. A Phase 2 clinical study is also being conducted in both second- and third-line treatment of multiple advanced HPV-positive cancers in partnership with the National Cancer Institute (NCI). A third phase 2 clinical trial in first line treatment of locally advanced cervical cancer is being performed with The University of Texas, MD Anderson Cancer Center.

KEYTRUDA® is a registered trademark of Merck Sharp and Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, NJ, USA.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® is a registered trademark and Infectimune™ is a trademark of PDS Biotechnology.

Investor Contacts:
Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
drandolph@pdsbiotech.com

Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
pdsb@cg.capital

Media
Dave Schemelia
Tiberend Strategic Advisors, Inc.
Phone: +1 (609) 468-9325
dschemelia@tiberend.com

Bill Borden
Tiberend Strategic Advisors
Phone: +1 732-910-1620
bborden@tiberend.com

1 Strauss J, et al. J Immunother Cancer 2020;8:e001395. doi:10.1136/jitc-2020-001395